Exhibit 5.4

[LETTERHEAD OF MCDONALD SANDERS, P.C.]

May 10, 2012

Aviv Healthcare Properties Limited Partnership

Aviv Healthcare Capital Corporation

303 West Madison Street, Suite 2400

Chicago, Illinois 60606

Re:	Aviv Healthcare Properties Limited Partnership
Aviv Healthcare Capital Corporation
7 3/4% Senior Notes due 2019

Ladies and Gentlemen:

We have acted as special Texas counsel to Wheeler Healthcare Associates, L.L.C., a Texas limited liability company, in connection with the Registration Statement and Indenture described below. We refer to the Registration Statement on Form S-4 (File No. 333-180754) filed on April 16, 2012 by Aviv Healthcare Properties Limited Partnership, a Delaware limited partnership (the “Partnership”), Aviv Healthcare Capital Corporation, a Delaware corporation (together with the Partnership, the “Issuers”), Aviv REIT, Inc., a Maryland corporation and general partner of the Partnership (the “Parent”) and the indirect subsidiaries of the Partnership listed on Schedule I hereto (together with the Parent, the “Guarantors”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), as amended by Amendment No. 1 being filed with the Commission on the date hereof (such registration statement as so amended, the “Registration Statement”). The Registration Statement relates to the registration, as more fully described in the Registration Statement, of $100,000,000 aggregate principal amount of the Issuers’ 7 3/4% Senior Notes due 2019 (the “New Notes”), which are to be offered in exchange for an equivalent aggregate principal amount of the Issuers’ outstanding 7 3/4% Senior Notes due 2019 issued on March 28, 2012 (the “Old Notes”). The Old Notes are guaranteed by the Guarantors (the “Old Note Guarantees”), and the New Notes will be guaranteed by the Guarantors (the “New Note Guarantees”). Old Notes that are accepted for exchange for New Notes will be cancelled and retired.

The Old Notes and the Old Note Guarantees were, and the New Notes and the New Note Guarantees will be, issued pursuant to the Indenture dated as of February 4, 2011, among the Issuers, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture dated as of March 22, 2011, the Second Supplemental Indenture dated as of November 1, 2011, the Third Supplemental Indenture dated as of December 29, 2011, and the Fourth Supplemental Indenture dated as of March 28, 2012, in each case, among the Issuers, the Guarantors who are a party thereto and the Trustee (collectively, the “Indenture”).

Aviv Healthcare Properties Limited Partnership

Aviv Healthcare Capital Corporation

May 10, 2012

This letter is being delivered in accordance with the requirements of Item 21 of Form S-4 and Item 601(b)(5) of Regulation S-K, each under the Securities Act.

In rendering the opinions expressed below, we have examined and relied upon copies of the Registration Statement, the exhibits filed therewith and the Indenture. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of government officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

With your permission, as to questions of fact material to this opinion, we have relied upon the above-described Registration Statement and Indenture, without independent verification as to any facts referenced therein. We have made no independent investigation of the warranties and representations made by Issuers or Guarantors in the Registration Statement or Indenture or of any related matters. We have not examined Issuers or Guarantors’ internal files, and we made no special inquiry of Issuers or Guarantors. Except as specifically identified herein, we have not been retained or engaged to perform, and we have not performed, any independent review or investigation of: (1) any agreement or instrument to which Issuers or Guarantors may be a party or by which Issuers or Guarantors or any property owned by Issuers or Guarantors may be bound, or (2) any order of any governmental or public body or authority to which Issuers or Guarantors may be subject.

Based on and subject to the foregoing and the other limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.	Wheeler Healthcare Associates, L.L.C., a Texas limited liability company (the “Texas Guarantor”), is a limited liability company validly existing and in good standing under the laws of the State of Texas.

2.	The Indenture (including the New Note Guarantees set forth therein) has been duly authorized by all necessary corporate action on the part of the Texas Guarantor.

The foregoing opinions are subject to the following qualifications, exceptions, assumptions and limitations:

A.

The foregoing opinions are limited to matters arising under the Business Organizations Code of the State of Texas, as amended. We express no opinion and make no statement as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the State of New York. The opinions expressed above concern only the Texas Business Organizations Code as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change

Aviv Healthcare Properties Limited Partnership

Aviv Healthcare Capital Corporation

May 10, 2012

after the date of this opinion, or if we become aware of any facts that might change the opinions expressed above after the date of this opinion.

B.	With respect to each instrument or agreement referred to in or otherwise relevant to the opinions set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinions set forth herein, that (i) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and was at all relevant times and is validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and had at all relevant times and has full right, power and authority to execute, deliver and perform its obligations under such Instrument and (ii) such Instrument has been duly authorized, executed and delivered by, and was at all relevant times and is a valid, binding and enforceable agreement or obligation, as the case may be, of, each party thereto; provided, that we make no such assumption insofar as any of the foregoing matters relates to Texas Guarantor.

C.	We note that various issues concerning the due authorization of the Indenture (including the New Note Guarantees set forth therein) are addressed in the opinion of Sidley Austin LLP, dated as of even date herewith and provided separately to you. In rendering the opinions set forth above, we have relied upon the information contained in such opinion of Sidley Austin LLP without investigation or analysis, and we express no opinion with respect to those matters. In rendering opinion 2 above, we have relied upon Sidley Austin LLP’s opinion that each of the indirect parents of Wheeler Healthcare Associates, L.L.C., including Aviv Financing I, L.L.C. and Aviv Healthcare Properties Operating Partnership I, L.P, as Delaware Guarantors, and the Partnership, as an Issuer, have duly authorized the Indenture (including the New Note Guarantees set forth therein) and assumed that such authorization includes the authorization by each of Texas Guarantor’s execution of the Indenture. Our opinion is limited to the authorization of Wheeler Healthcare Associates, L.L.C., without an independent review of the authorization of each of its indirect parents.

D.	Our opinions are subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are

Aviv Healthcare Properties Limited Partnership

Aviv Healthcare Capital Corporation

May 10, 2012

in the category of persons for whom consent is required by Section 7 of the Securities Act or the related rules or regulations promulgated by the Commission thereunder.

This opinion is provided to you as a legal opinion only, and not as a guaranty or warranty of the matters discussed herein. Our opinion is limited to the matters expressly stated herein, and no other opinions may be implied or inferred.

The foregoing opinions are for the exclusive reliance of the Issuers and their successors and assigns.

Very truly yours,
McDonald Sanders, P.C.

By:	/s/ Rick G. Sorenson
Rick G. Sorenson, President

RGS/BWR/

Aviv Healthcare Properties Limited Partnership

Aviv Healthcare Capital Corporation

May 10, 2012

Schedule I

Subsidiary Guarantors

Delaware Guarantors

Arkansas Aviv, L.L.C., a Delaware limited liability company

Arma Yates, L.L.C., a Delaware limited liability company

Aviv Asset Management, L.L.C., a Delaware limited liability company

Aviv Financing I, L.L.C., a Delaware limited liability company

Aviv Financing II, L.L.C., a Delaware limited liability company

Aviv Financing III, L.L.C., a Delaware limited liability company

Aviv Financing IV, L.L.C., a Delaware limited liability company

Aviv Financing V, L.L.C., a Delaware limited liability company

Aviv Foothills, L.L.C., a Delaware limited liability company

Aviv Healthcare Properties Operating Partnership I, L.P., a Delaware limited partnership

Aviv Liberty, L.L.C., a Delaware limited liability company

Aviv OP Limited Partner, L.L.C., a Delaware limited liability company

Avon Ohio, L.L.C., a Delaware limited liability company

Belleville Illinois, L.L.C., a Delaware limited liability company

Bellingham II Associates, L.L.C., a Delaware limited liability company

BHG Aviv, L.L.C., a Delaware limited liability company

Biglerville Road, L.L.C., a Delaware limited liability company

Bonham Texas, L.L.C., a Delaware limited liability company

Bradenton ALF Property, L.L.C., a Delaware limited liability company

Burton NH Property, L.L.C., a Delaware limited liability company

California Aviv, L.L.C., a Delaware limited liability company

California Aviv Two, L.L.C., a Delaware limited liability company

Camas Associates, L.L.C., a Delaware limited liability company

Casa/Sierra California Associates, L.L.C., a Delaware limited liability company

Chatham Aviv, L.L.C., a Delaware limited liability company

Chenal Arkansas, L.L.C., a Delaware limited liability company

Clarkston Care, L.L.C., a Delaware limited liability company

Colonial Madison Associates, L.L.C. a Delaware limited liability company

Columbia View Associates, L.L.C., a Delaware limited liability company

Columbus Texas Aviv, L.L.C., a Delaware limited liability company

Columbus Western Avenue, L.L.C., a Delaware limited liability company

Commerce Sterling Hart Drive, L.L.C., a Delaware limited liability company

Conroe Rigby Owen Road, L.L.C., a Delaware limited liability company

CR Aviv, L.L.C., a Delaware limited liability company

Crooked River Road, L.L.C., a Delaware limited liability company

Cuyahoga Falls Property, L.L.C., a Delaware limited liability company

Darian ALF Property, L.L.C., a Delaware limited liability company

Denison Texas, L.L.C., a Delaware limited liability company

East Rollins Street, L.L.C., a Delaware limited liability company

Aviv Healthcare Properties Limited Partnership

Aviv Healthcare Capital Corporation

May 10, 2012

Elite Mattoon, L.L.C., a Delaware limited liability company

Elite Yorkville, L.L.C., a Delaware limited liability company

Falfurrias Texas, L.L.C., a Delaware limited liability company

Florence Heights Associates, L.L.C., a Delaware limited liability company

Fountain Associates, L.L.C., a Delaware limited liability company

Four Fountains Aviv, L.L.C., a Delaware limited liability company

Fredericksburg South Adams Street, L.L.C., a Delaware limited liability company

Freewater Oregon, L.L.C., a Delaware limited liability company

Fullerton California, L.L.C., a Delaware limited liability company

Gardnerville Property, L.L.C., a Delaware limited liability company

Germantown Property, L.L.C., a Delaware limited liability company

Giltex Care, L.L.C., a Delaware limited liability company

Great Bend Property, L.L.C., a Delaware limited liability company

HHM Aviv, L.L.C., a Delaware limited liability company

Hidden Acres Property, L.L.C., a Delaware limited liability company

Highland Leasehold, L.L.C., a Delaware limited liability company

Hot Springs Aviv, L.L.C., a Delaware limited liability company

Houston Texas Aviv, L.L.C., a Delaware limited liability company

Hutchinson Kansas, L.L.C., a Delaware limited liability company

Iowa Lincoln County Property, L.L.C., a Delaware limited liability company

Jasper Springhill Street, L.L.C., a Delaware limited liability company

Kansas Five Property, L.L.C., a Delaware limited liability company

Karan Associates, L.L.C., a Delaware limited liability company

Karan Associates Two, L.L.C., a Delaware limited liability company

KB Northwest Associates, L.L.C., a Delaware limited liability company

Kingsville Texas, L.L.C., a Delaware limited liability company

Manor Associates, L.L.C., a Delaware limited liability company

Mansfield Aviv, L.L.C., a Delaware limited liability company

Massachusetts Nursing Homes, L.L.C., a Delaware limited liability company

McCarthy Street Property, L.L.C., a Delaware limited liability company

Minnesota Associates, L.L.C., a Delaware limited liability company

Missouri Associates, L.L.C., a Delaware limited liability company

Missouri Regency Associates, L.L.C., a Delaware limited liability company

Monterey Park Leasehold Mortgage, L.L.C., a Delaware limited liability company

Mt. Vernon Texas, L.L.C., a Delaware limited liability company

Murray County, L.L.C., a Delaware limited liability company

Newtown ALF Property, L.L.C., a Delaware limited liability company

Northridge Arkansas, L.L.C., a Delaware limited liability company

Norwalk ALF Property, L.L.C., a Delaware limited liability company

Oakland Nursing Homes, L.L.C., a Delaware limited liability company

October Associates, L.L.C., a Delaware limited liability company

Ogden Associates, L.L.C., a Delaware limited liability company

Ohio Aviv, L.L.C., a Delaware limited liability company

Ohio Aviv Two, L.L.C., a Delaware limited liability company

Ohio Aviv Three, L.L.C., a Delaware limited liability company

Ohio Pennsylvania Property, L.L.C., a Delaware limited liability company

Omaha Associates, L.L.C., a Delaware limited liability company

Orange ALF Property, L.L.C., a Delaware limited liability company

Aviv Healthcare Properties Limited Partnership

Aviv Healthcare Capital Corporation

May 10, 2012

Oregon Associates, L.L.C., a Delaware limited liability company

Peabody Associates, L.L.C., a Delaware limited liability company

Peabody Associates Two, L.L.C., a Delaware limited liability company

Prescott Arkansas, L.L.C., a Delaware limited liability company

Richland Washington, L.L.C., a Delaware limited liability company

Riverside Nursing Home Associates, L.L.C., a Delaware limited liability company

Salem Associates, L.L.C., a Delaware limited liability company

San Juan NH Property, L.L.C., a Delaware limited liability company

Sandlewood Arkansas Property, L.L.C., a Delaware limited liability company

Savoy/Bonham Venture, L.L.C., a Delaware limited liability company

Searcy Aviv, L.L.C., a Delaware limited liability company

Sedgwick Properties, L.L.C., a Delaware limited liability company

Skagit Aviv, L.L.C., a Delaware limited liability company

Skyview Associates, L.L.C., a Delaware limited liability company

Southeast Missouri Property, L.L.C., a Delaware limited liability company

Southern California Nevada, L.L.C., a Delaware limited liability company

Star City Arkansas, L.L.C., a Delaware limited liability company

Texas Fifteen Property, L.L.C., a Delaware limited liability company

Tujunga, L.L.C., a Delaware limited liability company

VRB Aviv, L.L.C., a Delaware limited liability company

Wellington Leasehold, L.L.C., a Delaware limited liability company

West Pearl Street, L.L.C., a Delaware limited liability company

Willis Texas Aviv, L.L.C., a Delaware limited liability company

Woodland Arkansas, L.L.C., a Delaware limited liability company

Yuba Aviv, L.L.C., a Delaware limited liability company

Illinois Guarantors

Benton Harbor, L.L.C., an Illinois limited liability company

Chippewa Valley, L.L.C., an Illinois limited liability company

Commerce Nursing Homes, L.L.C., an Illinois limited liability company

Effingham Associates, L.L.C., an Illinois limited liability company

Heritage Monterey Associates, L.L.C., an Illinois limited liability company

Hobbs Associates, L.L.C., an Illinois limited liability company

Idaho Associates, L.L.C., an Illinois limited liability company

Montana Associates, L.L.C., an Illinois limited liability company

Orange, L.L.C., an Illinois limited liability company

Pomona Vista L.L.C., an Illinois limited liability company

Red Rocks, L.L.C., an Illinois limited liability company

Rose Baldwin Park Property L.L.C., an Illinois limited liability company

Santa Ana-Bartlett, L.L.C., an Illinois limited liability company

Santa Fe Missouri Associates, L.L.C., an Illinois limited liability company

Sun-Mesa Properties, L.L.C., an Illinois limited liability company

Washington-Oregon Associates, L.L.C., an Illinois limited liability company

Watauga Associates, L.L.C., an Illinois limited liability company

Xion, L.L.C., an Illinois limited liability company

New Mexico Guarantors

Aviv Healthcare Properties Limited Partnership

Aviv Healthcare Capital Corporation

May 10, 2012

Alamogordo Aviv, L.L.C., a New Mexico limited liability company

Clayton Associates, L.L.C., a New Mexico limited liability company

N.M. Bloomfield Three Plus One Limited Company, a New Mexico limited liability company

N.M. Espanola Three Plus One Limited Company, a New Mexico limited liability company

N.M. Lordsburg Three Plus One Limited Company, a New Mexico limited liability company

N.M. Silver City Three Plus One Limited Company, a New Mexico limited liability company

Raton Property Limited Company, a New Mexico limited liability company

Texas Guarantor

Wheeler Healthcare Associates, L.L.C., a Texas limited liability company